Exhibit 99.1

Shore Bancshares Announces New Stock Repurchase Program

Easton, Maryland (7/6/2022) - Shore Bancshares, Inc. (NASDAQ - SHBI) announced today that it had received a non-objection letter from the Federal Reserve Bank of Richmond to allow the Board to authorize management to repurchase its common stock. Under the new repurchase program, management is authorized to repurchase up to $5.0 million, or approximately 1.4% of the 19.8 million outstanding shares of the Company’s common stock. The program may be limited or terminated at any time without prior notice. The program will expire on March 31, 2023.

Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer stated, “We general like to have an active stock buyback program in place at any given time. Our last stock buyback program proved to be very effective before it expired at the end of 2021. With the current volatility in the financial markets and the unknown with the current economy, we deem it prudent to have an active buyback in place in the event we can purchase our common stock at a discount. Our strong capital levels and solid operating results provide us the flexibility to repurchase shares, which is an efficient way to deploy capital, creating long-term shareholder value.”

Under the stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: Edward Allen, Executive Vice President, Chief Financial Officer,

410-763-7800